Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Medley Management Inc. of our report dated June 20, 2014, relating to our audits of the combined and consolidated financial statements of Medley LLC and Medley GP Holdings LLC, which appear in the Registration Statement on Form S-1, as amended (No. 333-198212) and related prospectus of Medley Management Inc. filed with the Securities and Exchange Commission.

/s/ McGladrey LLP

New York, New York

September 23, 2014